UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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INTRICON CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF SHAREHOLDERS OF INTRICON CORPORATION

TO BE HELD ON MAY 24, 2022

On April 25, 2022, Intricon Corporation (“Intricon” or the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) dated as of February 27, 2022, by and among Intricon, IIN Holding Company LLC, a Delaware limited liability company ("Parent"), and IC Merger Sub Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Parent and Merger Sub are owned by funds affiliated with Altaris Capital Partners, LLC, an investment firm focused exclusively on the healthcare industry.  Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Intricon, as a result of which the separate corporate existence of Merger Sub will cease, with Intricon continuing as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Parent.  The special meeting of Intricon shareholders will be held on May 24, 2022, at 8:00 a.m., Central Daylight Time, to act on the proposal to approve and adopt the Merger Agreement and approve the Merger, as disclosed in the Proxy Statement.

Between April 14, 2022 and May 5, 2022, six lawsuits were filed against the Company and its directors: Stein v. Intricon Corporation, et al., 1-22-cv-03099-PGG in the United States District Court for the Southern District of New York; Sandoval v. Intricon Corporation, et al., 2:22-cv-01512 in the United States District Court for the Eastern District of Pennsylvania (the “Sandoval Complaint”); Waterman v. Intricon Corporation, et al., 2:22-cv-01541-GAM in the United States District Court for the Eastern District of Pennsylvania; Whitfield v. Intricon Corporation, et al., 1:22-cv-02261-EK-LB in the United States District Court for the Eastern District of New York . ; Raul v. Intricon Corporation, et al., 1:22-cv-03638 in the United States District Court for the Southern District of New York; and Finger v. Intricon Corporation, et al., 1:22-cv-03648 in the United States District Court for the Southern District of New York.

The complaints generally allege that the Company’s Preliminary Proxy Statement filed with the SEC on April 12, 2022 and/or the Proxy Statement omitted material information that rendered them false and misleading. As a result of the alleged omissions, the lawsuits seek to hold the Company and its directors liable for violating Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder, and additionally seek to hold the Company’s directors liable as control persons pursuant to Section 20(a) of the Exchange Act. The Sandoval Complaint also alleges that the Company’s directors violated their fiduciary duties of care, loyalty and good faith, and that the Company aided and abetted the directors’ breach of their fiduciary duties.  The complaints variously seek, among other relief, an injunction preventing the closing of the Merger, rescission of the Merger (in case the Merger is consummated) or awarding of rescissory damages, declaring the Merger Agreement unenforceable, and awarding of damages and an award of costs of the lawsuit, including reasonable allowance for plaintiffs’ attorneys’ and experts’ fees.

In addition, on May 6, 2022, the Company received two demand letters from putative shareholders alleging that there were material disclosure deficiencies in the Proxy Statement and demanding that certain corrective disclosures be made by amendment or supplement to the Proxy Statement.

Intricon believes that the lawsuits and demand letters are without merit and that no supplemental disclosures are required under applicable law. However, in order to avoid nuisance, potential expense and delay from the lawsuits and to provide additional information to the shareholders of Intricon and without admitting any liability or wrongdoing, Intricon has determined to voluntarily supplement the Proxy Statement with the disclosures set forth herein. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. Intricon specifically takes the position that no disclosure demanded in the lawsuits and demand letters is required to supplement the Proxy Statement under applicable law.

In addition, on May 4, 2022, the Company received a demand letter from a beneficial shareholder pursuant to 15 Pa.C.S. §1308 to inspect books and records of the Company relating to, among other things, the Merger Agreement and the Merger.  The Company’s counsel has responded and is in discussions with the shareholder’s counsel.  The Company cannot determine at this time if the books and records demand will lead to litigation.

In addition to the additional disclosures made in connection with the lawsuits and demand letters, the Company is providing information concerning two additional members of management who elected to enter into an additional Rollover Agreement subsequent to the date of the Proxy Statement.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, which should be carefully read in its entirety. To the extent information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The below supplemental disclosure replaces the second full paragraph on page 2 of the Proxy Statement under the heading “Summary—The Merger”:

Intricon and certain members of Intricon’s management, or “Rollover Shareholders”, entered into two agreements, collectively referred to as the “Rollover Agreement”, with IIN Holdings LLC, a Delaware limited liability company and an affiliate of Parent (“IIN Holdings”), providing for the contribution, immediately prior to the Effective Time, of an aggregate of 136,084 shares of Intricon common stock held by the Rollover Shareholders (the aggregate amount of such shares to be contributed referred to as “Rollover Shares”) to IIN Holdings, in exchange for equity interests of IIN Holdings. At the Effective Time, the Rollover Shares will cease to have any rights, except for the right to receive such equity interests of IIN Holdings specified in the Rollover Agreement.

The below supplemental disclosure replaces the fourth full paragraph on page 5 of the Proxy Statement under the heading “Summary—Required Shareholder Approval”:

As of the Record Date (as defined below), our current directors and executive officers owned and were entitled to vote, in the aggregate, 620,922 shares of Intricon common stock, representing approximately 6.7% of the shares of Intricon common stock outstanding as of the Record Date, including 136,084 shares of Intricon common stock, in the aggregate, representing approximately 1.5% of the shares of Intricon common stock outstanding as of the Record Date, owned and entitled to be voted by the Rollover Shareholders and which are subject to the Rollover Agreement.

The below supplemental disclosure replaces the first full paragraph on page 20 of the Proxy Statement under the heading “The Special Meeting—Shares Held by Intricon’s Directors and Executive Officers, including Rollover Shareholders”:

As of the Record Date, our current directors and executive officers owned and were entitled to vote, in the aggregate, 620,922 shares of Intricon common stock, representing approximately 6.7% of the shares of Intricon common stock outstanding as of the Record Date, including 136,084 shares of Intricon common stock, in the aggregate, representing approximately 1.5% of the shares of Intricon common stock outstanding as of the Record Date, owned and entitled to be voted by the Rollover Shareholders and which are subject to the Rollover Agreement.

The below supplemental disclosure replaces the seventh full paragraph on page 26 of the Proxy Statement under the heading “The Merger—Background of the Merger”:

On January 17, 2022, Altaris submitted a further revised non-binding proposal addressed to the Board of Directors by email to Mr. Longval to acquire the Company for cash in the amount of $24.25 per share of outstanding common stock of the Company, subject again to various conditions.  Neither this proposal, nor the two prior proposals submitted by Altaris, addressed the participation of management or directors of Intricon in the Surviving Corporation or its affiliates following the Merger or the opportunity to “roll over” a portion of their Intricon common stock into equity of the Surviving Corporation or its affiliates.

The below supplemental disclosure replaces the first full paragraph on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger”:

Later that evening, the parties executed the merger agreement, the equity commitment letter and the guarantee. At the time of the execution of the merger agreement, Altaris had not discussed with Intricon or its management the terms of any post-closing employment or equity participation for Intricon management, except that: (i) on or about February 23, 2022, representatives of Altaris discussed with Mr. Smith, and conveyed to Mr. Longval, the possibility of serving as directors of the board of the Surviving Corporation or its parent, with Mr. Smith serving as chair, although no amount of compensation was discussed; and (ii) on or about February 23, 2022, representatives of Altaris conveyed to Mr. Longval that certain members of management of Intricon (including to Messrs. Longval and Gorder) and Mr. Smith could elect to roll over a portion of their shareholdings in Intricon into equity of the Surviving Corporation or its affiliates at the same per share value as the Per Share Merger Consideration, although the number of shares which would be subject to the rollover was not discussed.

The below supplemental disclosure follows the fourth full paragraph on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger”:

The confidentiality agreements entered into with Altaris and ten other parties during the “go-shop” period were substantially similar and contained prohibitions on disclosure and use of confidential information and soliciting employees of Intricon for employment.  The Altaris confidentiality agreement and most of the confidentiality agreements with the other parties contained “don’t ask, don’t waive standstill” provisions; however, the “standstill” provisions were not and are not in effect by the terms of the confidentiality agreements as a result of Intricon entering into and announcing the Merger Agreement on February 27, 2022.  Accordingly, none of the standstill provisions presently preclude (or precluded during the “go-shop” period) any of the ten other parties from making a proposal to acquire Intricon.

The below supplemental disclosure replaces the fourth full paragraph on page 34 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.”:

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value (“EV”) for each company (defined as the relevant company’s common equity value, plus book value of preferred stock, plus fair value of contingent consideration, plus debt, plus capital leases, less cash and cash equivalents, less investments in partnerships, and less short and long term investments (“net debt”), plus, where applicable, book value of non-controlling interests), including (a) EV for each publicly traded company, based on (I) the market value of the relevant company’s diluted common equity, using closing stock prices on February 25, 2022 and (II) the relevant company’s net debt as of such company’s most recently reported quarter end, (b) EV for each target business included in the merger and acquisition (“M&A”) transactions, based on (I) the implied value of the relevant target company’s common equity using the implied purchase price paid for such target company’s common equity in the relevant M&A transaction and the relevant target company’s net debt as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant M&A transaction (in the case of M&A transactions involving the acquisition of public companies) or otherwise (II) the publicly announced EV for the target business at the time of announcement of the relevant M&A transaction and (c) implied per share value for the Company based on (I) diluted shares calculated using the treasury stock method, of Intricon common stock (including options and restricted stock units) of approximately 9.9 million as of February 25, 2022, based on the Per Share Merger Consideration and (II) net debt of approximately $(29) million as of December 31, 2021. Additionally, references to “EBITDA” are references to earnings before interest, tax, depreciation and amortization, adjusted for stock-based compensation and (i) in the case of the Company, includes adjustments for change in fair value of contingent consideration, acquisition related expenses, impairment loss, other operating expenses, executive transition expenses, system assessment fees and certain legal expenses and (ii) in the case of companies other than the Company, includes other non-recurring items, as applicable.

The below supplemental disclosure replaces the first full paragraph and the accompanying table on page 35 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Selected Public Companies Analysis—Medical Manufacturing Companies-Business Profile”:

The analysis indicated the following implied multiples for the selected medical manufacturing public companies and related maximum, 75th percentile, mean, median, 25th percentile and minimum implied multiples, as well as the applicable Company implied multiples based on (i) the February 25th Closing Price and (ii) the Per Share Merger Consideration:

EV / EBITDA
	2021	2022
Integer Holdings Corporation	15.4x	12.8x
Nolato AB	13.9x	12.5x
UFP Technologies, Inc.	11.8x	8.5x

Maximum	15.4x	12.8x
75th Percentile	14.7x	12.7x
Mean	13.7x	11.3x
Median	13.9x	12.5x
25th Percentile	12.9x	10.5x
Minimum	11.8x	8.5x

The Company at the February 25th Closing Price ($17.42)	15.8x	10.5x
The Company at the Per Share Merger Consideration ($24.25)	23.4x	15.6x

The below supplemental disclosure replaces the first and second full paragraphs and the accompanying table on page 35 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Selected M&A Transaction Analysis—Medical Manufacturing Companies-Business Profile”:

Piper Sandler reviewed 28 M&A transactions announced since January 1, 2014 involving those public and private target businesses that Piper Sandler considered to be in the medical manufacturing industry and for which Piper Sandler had access to sufficient financial information.

The below supplemental disclosure replaces the first full paragraph and the accompanying table on page 37 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Selected M&A Transaction Analysis—Medical Manufacturing Companies-Business Profile”:

The list of selected transactions, applicable implied enterprise values and related mean and median implied enterprise values for such transactions, applicable implied multiples and related maximum, 75th percentile, mean, median, 25th percentile and minimum implied multiples for such transactions, as well as the applicable Company implied enterprise values and implied multiples based on (i) the February 25th Closing Price and (ii) the Per Share Merger Consideration are as follows:

($ in millions)

Target	Acquiror	Date of Transaction Announcement	Implied Enterprise Value	EV / EBITDA
				LTM	FTM
Resonetics, LLC(1)(2)	The Carlyle Group, Inc.	November 30, 2021	$2,250	-----	-----
Medbio, Inc.(1)(2)(3)	Protective Industries Inc. (subsidiary of Berwind Corporation)	November 22, 2021	-----	-----	-----
Oscor Inc. (and certain affiliates)(1)(2)	Integer Holdings Corporation	October 29, 2021	$220	-----	-----
International Rubber Products, Inc.(1)(2)(3)	Integrated Polymer Solutions, Inc.	February 18, 2021	-----	-----	-----
NN, Inc. (Life Sciences division)(1)(2)	MW Industries, Inc.	August 24, 2020	$825	-----	-----
IWG High Performance Conductors, Inc.(1)(2)	Teleflex Incorporated	February 20, 2020	$260	-----	-----
Providien, LLC(1)(2)	Carlisle Companies Incorporated	October 21, 2019	$332	-----	-----
Orchid Orthopedic Solutions, LLC(1)(2)(3)	Nordic Capital Fund IX (affiliate of Nordic Capital Limited)	January 22, 2019	-----	-----	-----
Avalign Technologies, Inc.(1)(2)(3)	Linden Capital Partners LLC	December 28, 2018	-----	-----	-----
Integer Holdings Corporation (AS&O business)(1)(2)	MedPlast, Inc.	May 3, 2018	$600	-----	-----
Cadence, Inc.(1)(2)(3)	Kohlberg & Company, L.L.C.	April 18, 2018	-----	-----	-----
Paragon Medical, Inc.(4)	NN, Inc.	April 3, 2018	$375	15.6x	-----
Spectrum Plastics Group, Inc.(1)(2)(3)	AEA Investors LP	January 31, 2018	-----	-----	-----
Cirtec Medical Systems, LLC(1)(2)(3)	3i Group plc	July 5, 2017	-----	-----	-----
Tecomet, Inc.(1)(2)(3)	Charlesbank Capital Partners, LLC	May 1, 2017	-----	-----	-----
Vention Medical, Inc. (Advanced Technologies business)(2)	Nordson Corporation	February 20, 2017	$705	14.7x	-----
Vention Medical, Inc. (Device Manufacturing Service business)(1)(2)(3)	MedPlast Inc.	February 20, 2017	-----	-----	-----
Specialty Silicone Fabricators, Inc.(1)(2)(3)	Trelleborg AB	June 13, 2016	-----	-----	-----

Marle International SAS(1)(2)(3)	IK Investment Partners Limited	May 25, 2016	-----	-----	-----
Alcoa, Inc. (Remmele Medical Operations business)(1)(2)(3)	LISI SA	April 11, 2016	-----	-----	-----
Creganna-Tactx Medical(1)(2)	TE Connectivity LTD.	February 2, 2016	$895	-----	-----
Lake Region Medical, Inc.(2)	Greatbatch, Inc.	August 27, 2015	$1,727	11.6x	-----
Precision Engineered Products, LLC(4)	NN, Inc.	August 17, 2015	$615	8.9x	-----
AdvancedCath Technologies, LLC(1)(2)	TE Connectivity LTD.	February 18, 2015	$190	-----	-----
Precision Wire Components, LLC(1)(2)(3)	Creganna-Tactx Medical	October 29, 2014	-----	-----	-----
Symmetry Medical Inc. (OEM Solutions business)(4)	Tecomet Inc.	August 4, 2014	$450	9.4x	-----
Avalon Laboratories, LLC(1)(2)	Nordson Corporation	August 4, 2014	$180	-----	-----
Lake Region Medical, Inc.(1)(2)	Accellent Inc.	February 3, 2014	$390	-----	-----

Maximum				28.2x	20.0x
75th Percentile				15.6x	13.3x
Mean			$573	14.0x	12.0x
Median			$392	13.3x	11.4x
25th Percentile				11.2x	10.0x
Minimum				7.4x	6.9x

The Company at the February 25th Closing Price ($17.42)			$143	15.8x	10.5x
The Company at the Per Share Merger Consideration ($24.25)			$212	23.4x	15.6x

(1)	EV/LTM EBITDA data was confidential.
(2)	EV/FTM EBITDA data was confidential.
(3)	Enterprise Value data was confidential.
(4)	EV/FTM EBITDA data was not available.

The below supplemental disclosure replaces the first and second full paragraphs on page 37 and the accompanying table on pages 37-38 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Selected M&A Transaction Analysis—Medical Technology Companies-Financial Profile”:

Piper Sandler also reviewed 23 M&A transactions announced since January 1, 2014 involving target businesses in the medical technology industry that Piper Sandler believed were comparable to the Company’s financial profile.  Piper Sandler selected those transactions involving public or private medical technology businesses as targets that had (i) LTM revenue between $25 million and $250 million, (ii) FTM revenue growth between 10% and 30% and (iii) LTM EBITDA margin above 0% and for which Piper Sandler had access to sufficient financial information.

The below supplemental disclosure replaces the second full paragraph and the accompanying table on page 38 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Selected M&A Transaction Analysis—Medical Technology Companies-Financial Profile”:

The list of selected transactions, applicable implied enterprise values and related mean and median implied enterprise values for such transactions, applicable implied multiples and related maximum, 75th percentile, mean, median, 25th percentile and minimum implied multiples for such transactions, as well as the applicable Company implied enterprise values and implied multiples based on (i) the February 25th Closing Price and (ii) the Per Share Merger Consideration are as follows:

($ in millions)

Target	Acquiror	Date of Transaction Announcement	Implied Enterprise Value	EV / EBITDA
				LTM	FTM
Medbio, Inc.(1)(2)(3)	Protective Industries Inc. (subsidiary of Berwind Corporation)	November 22, 2021	-----	-----	-----
Oscor Inc. (and certain affiliates)(1)(2)	Integer Holdings Corporation	October 29, 2021	$220	-----	-----
International Rubber Products, Inc.(1)(2)(3)	Integrated Polymer Solutions, Inc.	February 18, 2021	-----	-----	-----
Surgical Specialties Corporation(1)(2)(3)	Corza Health, Inc.	January 29, 2021	-----	-----	-----
IWG High Performance Conductors, Inc.(1)(2)	Teleflex Incorporated	February 20, 2020	$260	-----	-----
Providien, LLC(1)(2)	Carlisle Companies Incorporated	October 21, 2019	$332	-----	-----
Collagen Matrix, Inc.(1)(2)(3)	Linden Capital Partners LLC	August 2, 2019	-----	-----	-----
Cardiac Science Corporation(1)(2)(3)	ZOLL Medical Corporation	June 11, 2019	-----	-----	-----
Medical Instrument Development Laboratories, Inc.(1)(2)(3)	HOYA Medical Singapore Pte. Ltd.	October 18, 2018	-----	-----	-----
Clinical Innovations, LLC(1)(2)	EQT Partners AB	October 18, 2017	$250	-----	-----
G&H Orthodontics, Inc.(1)(2)(3)	Altaris Capital Partners, LLC	September 12, 2017	-----	-----	-----
Cirtec Medical Systems, LLC(1)(2)(3)	3i Group plc	July 5, 2017	-----	-----	-----
Fotona Holdings, LLC(1)(2)(3)	Asia-Germany Industrial Promotion Limited	April 20, 2017	-----	-----	-----
Vention Medical, Inc. (Advanced Technologies business)(2)	Nordson Corporation	February 20, 2017	$705	14.7x	-----
Angiotech Pharmaceuticals, Inc.(1)(2)(3)	Vivo Capital LLC	December 19, 2016	-----	-----	-----
Vascular Solutions, Inc.(4)(5)	Teleflex Incorporated	December 2, 2016	$993	-----	-----
Specialty Silicone Fabricators, Inc.(1)(2)(3)	Trelleborg AB	June 13, 2016	-----	-----	-----
Smith & Nephew plc (Gynecology business)(1)(2)	Medtronic plc	May 18, 2016	$350	-----	-----

Synergetics USA, Inc.	Valeant Pharmaceuticals International, Inc.	September 2, 2015	$188	21.0x	19.6x
AdvancedCath Technologies, LLC(1)(2)	TE Connectivity LTD.	February 18, 2015	$190	-----	-----
FH Orthopedics S.A.S(1)(2)(3)	LBO France Gestion SAS	October 30, 2014	-----	-----	-----
Avalon Laboratories, LLC(1)(2)	Nordson Corporation	August 4, 2014	$180	-----	-----
AccessClosure, Inc.(1)(2)	Cardinal Health, Inc.	April 1, 2014	$320	-----	-----

Maximum				28.2x	24.4x
75th Percentile				18.0x	15.8x
Mean			$326	15.9x	13.5x
Median			$250	15.5x	12.8x
25th Percentile				11.9x	10.3x
Minimum				9.3x	7.7x

The Company at the February 25th Closing Price ($17.42)			$143	15.8x	10.5x
The Company at the Per Share Merger Consideration ($24.25)			$212	23.4x	15.6x

(1)	EV/LTM EBITDA data was confidential.
(2)	EV/FTM EBITDA data was confidential.
(3)	Enterprise Value data was confidential.
(4)	EV/FTM EBITDA data was not available.
(5)	EV/LTM EBITDA multiple was greater than 30.0x.

The below supplemental disclosure replaces the second full paragraph on page 39 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Discounted Cash Flows Analysis”:

The after-tax free cash flows for each year, as well as the estimated calendar year 2026 EBITDA, were calculated based on estimates provided to Piper Sandler by Intricon management. Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates ranging from 12.1% to 14.1%, which range reflected Piper Sandler’s estimate of the Company’s weighted average cost of capital using the capital asset pricing model, together with a size premium in order to derive a range of implied enterprise values for the Company. Piper Sandler then derived a range of implied per share values for Intricon common stock using estimated net debt of approximately $(27) million as of March 31, 2022 (based on estimates provided to Piper Sandler by Intricon management) and diluted share information described above, which range was $24.49-$30.09. Piper Sandler observed that such range was above the Per-Share Merger Consideration of $24.25.

The below supplemental disclosure replaces the second full paragraph on page 42 of the Proxy Statement under the heading “The Merger—Opinion of Piper Sandler & Co.—Information about Piper Sandler”:

Piper Sandler acted as exclusive financial advisor to the Company in connection with the Merger and will receive a fee, currently estimated to be approximately $4.3 million, from the Company, which is contingent upon the consummation of the Merger, except for $500,000 of such fee which will be paid to Piper Sandler for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the Merger or the conclusions reached in Piper Sandler’s opinion. The Company has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. In the two years preceding the date of Piper Sandler’s opinion, Piper Sandler had not received any revenue in respect of any investment banking services provided to the Company unrelated to the Merger. Piper Sandler previously provided financial advisory services to an entity affiliated with Parent in connection with acting as financial advisor to such affiliate in its acquisition of Solesis, Inc., in 2021, for which Piper Sandler received a fee of approximately $1.5 million. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of the Company and entities affiliated with Parent for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company, Parent or entities that are affiliated with the Company or Parent, for which Piper Sandler would expect to receive compensation.

The below supplemental disclosure replaces footnote (3) to the table on page 43 of the Proxy Statement under the heading “The Merger— Management Projections”:

(3)          Unlevered Free Cash Flow is a non-GAAP financial measure that represents post tax          operating income, plus depreciation and amortization, (increase)/decrease in working          capital, less capital expenses. Unlevered Free Cash Flow for the years ended December          31, 2019, 2020 and 2021 was not part of the presentation to the Board of Directors on February 27, 2022.  Unlevered Cash Flow was calculated as follows:

	Historical Information			Management Projections
($ in millions)	2019A	2020A	2021A	2022P	2023P	2024P	2025P	2026P
Total Operating Income	$(2)	$(3)	$0	$5	$8	$11	$15	$21
Income Tax Expense	(0)	(0)	(0)	(0)	(0)	(0)	(0)	(0)
Post-tax Operating Income	$(2)	$(3)	$0	$5	$7	$11	$14	$20
Depreciation & Amortization	3	5	5	6	7	8	8	9
Other	-	-	-	-	-	-	-	-
(Inc.)/ Dec. in Working Capital	(5)	0	(7)	3	(11)	(3)	(2)	(4)
Capital Expenditures	(5)	(4)	(3)	(6)	(7)	(8)	(9)	(10)
Unlevered Free Cash Flow	$(9)	$(2)	$(3)	$8	$(3)	$8	$12	$15

The below supplemental disclosure replaces the disclosure on page 44 of the Proxy Statement under the heading “The Merger—Interests of Directors and Executive Officers in the Merger—Rollover Agreement”:

IIN Holdings, the Company and the directors and officers listed below, referred to as the “Rollover Shareholders,” entered into the Rollover Agreement, pursuant to which immediately prior to the Effective Time, the Rollover Shareholders will contribute to IIN Holdings the number of shares of Intricon common stock listed below, referred to as the “Rollover Shares,” and, in exchange for such Rollover Shares, IIN Holdings will issue to the Rollover Shareholders the number of Class A units of IIN Holdings set forth below.

Name/Title of Rollover Shareholder	Number of Rollover Shares	Value of Rollover Shares Based on Per- Share Merger Consideration	Number of Class A Units to be Issued for Rollover Shares	Value of Class A Units to be Issued for the Rollover Shares
Scott Longval, President, Chief Executive Officer and a Director	20,619	$500,011	500,011	$500,011
Michael P. Geraci, Senior Vice President, Sales and Marketing	4,124	$100,007	100,007	$100,007
Mark Gorder, Director	103,093	$2,500,005	2,500,005	$2,500,005
Doug Pletcher, Vice President, Medical and Business Development	4,124	$100,007	100,007	$100,007
Philip I. Smith, Chairman of the Board of Directors	4,124	$100,007	100,007	$100,007
Total	136,084	$3,300,037	3,300,037	$3,300,037

The below supplemental disclosure replaces footnote (1) to the table on page 49 of the Proxy Statement under the heading “The Merger—Interests of Directors and Executive Officers in the Merger—Equity Interests of Intricon’s Executive Officers and Non-Employee Directors”:

(1)          Represents shares of Intricon common stock beneficially owned, including shares issuable under Company RSUs that will vest on or prior to May 24, 2022, less in the case of executive officers, an estimated number of shares withheld to satisfy tax withholding obligations, but excluding shares issuable upon exercise of Company Options or RSUs that vest after May 24, 2022. In the case of Messrs. Longval, Geraci, Gorder and Smith, also includes the value of Rollover Shares. In the case of Mr. Gorder, includes 5,000 shares owned by his spouse, as to which Mr. Gorder disclaims beneficial ownership.

The below supplemental disclosure replaces the second full paragraph on page 58 of the Proxy Statement under the heading “Proposal 1: Approval and Adoption of the Merger Agreement and Approval of the Merger—Per-Share Merger Consideration—Intricon Common Stock”:

Intricon and certain members of Intricon’s management, or “Rollover Shareholders” entered into an agreement, referred to as the “Rollover Agreement”, with IIN Holdings, an affiliate of Parent, providing for the contribution, immediately prior to the Effective Time, of an aggregate of 136,084 shares of Intricon common stock held by the Rollover Shareholders (the aggregate amount of such shares to be contributed referred to as “Rollover Shares”) to IIN Holdings, in exchange for equity interests in IIN Holdings. At the Effective Time, the Rollover Shares will cease to have any rights, except for the rights to receive such equity interests in IIN Holdings specified in the Rollover Agreement. See “The Merger—Interests of Intricon’s Directors and Executive Officers in the Merger—Rollover Agreement” for further information.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed the Proxy Statement with the SEC and sent the Proxy Statement to Intricon shareholders of record as of April 12, 2022.  Intricon may also file other documents with the SEC regarding the proposed Merger.  This document is not a substitute for the Proxy Statement or any other document which Intricon may file with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS.  Shareholders may obtain a free copy of the Proxy Statement, this supplement  and any amendments or supplements thereto and other documents filed by Intricon, once such documents are filed with the SEC, at the SEC’s Web site at http://www.sec.gov. The Proxy Statement, this supplement and such other documents may also be obtained for free from Intricon by directing such request to Intricon at 1260 Red Fox Road, Arden Hills, Minnesota, 55112, Attention: Scott Longval, telephone: 651-636-9770.

Participants in the Solicitation

Intricon and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. A list of the names of such directors and executive officers and information concerning their ownership of Intricon's common stock is set forth in Intricon's Proxy Statement. Additional information about the direct or indirect interests, by security holdings or otherwise, of those participants may be included in other documents filed with the SEC regarding the proposed Merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Statements made in this supplement that are not historical facts or that include forward-looking terminology, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of Intricon's shareholders; the timing to consummate the proposed Merger; the conditions to closing of the proposed Merger might not be satisfied or the closing of the proposed Merger otherwise does not occur; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Intricon to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed Merger; the diversion of management time on Merger-related issues; expectations regarding regulatory approval of the proposed Merger; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed Merger; global economic or political conditions, including the outbreak of escalation of hostilities; adverse industry conditions; and other economic, business, or competitive factors. These risks, uncertainties and other factors are detailed from time to time in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Proxy Statement. Intricon can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this supplement, and Intricon disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.